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                                                                    EXHIBIT 99.1

                           MATERIAL LEGAL PROCEEDINGS

STATE MEDICAID REIMBURSEMENT CASES

         STATE OF MINNESOTA, ET AL. V. PHILIP MORRIS, ET AL., Case No. C1-94-8565, District Court, County of Ramsey, 2nd Judicial District (case filed on August 18, 1994). This case was settled by Liggett and Brooke as to the State of Minnesota on March 20, 1997. The case remains pending as to claims by Blue Cross/Shield of Minnesota.

         COMMONWEALTH OF PUERTO RICO, ET AL. V. BROWN & WILLIAMSON, ET AL., Case No. 97-1910 (JAF), USDC, District Court of Puerto Rico (case filed on June 27,
1997). This case brought on behalf of the Commonwealth of Puerto Rico seeks compensatory and injunctive relief for damages incurred by the Commonwealth in paying for the medicaid expenses of indigent smokers. This case is presently stayed.

         STATE OF SOUTH CAROLINA V. BROWN & WILLIAMSON, ET AL., Case No. 97-CP-40-1686, Court of Common Pleas, Richland County (case filed on May 12,
1997). This case brought on behalf of the State of South Carolina seeks compensatory and injunctive relief for damages incurred by the state in paying for the medicaid expenses of indigent smokers. This case is presently stayed pending the outcome of Congressional debate concerning national tobacco policy.

         STATE OF SOUTH DAKOTA, ET AL. V. PHILIP MORRIS, ET AL., Case No. 98-65, Circuit Court of 6th Circuit, Hughes County (case filed on February 23, 1998). This case brought on behalf of the State of South Dakota seeks compensatory and injunctive relief for damages incurred by the state in paying for the medicaid expenses of indigent smokers. This case is presently stayed pending the outcome of Congressional debate concerning national tobacco policy.

         STATE OF VERMONT V. PHILIP MORRIS, ET AL., Case No. 744-97CnC, Chittenden County Superior Court (case filed on May 29, 1997). This case brought on behalf of the State of Vermont seeks compensatory and injunctive relief for damages incurred by the state in paying for the medicaid expenses of indigent smokers.
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CLASS ACTION CASES



         FLETCHER, ET AL. V. BROOKE GROUP, LTD., ET AL., Case No. CV-97-913, Circuit Court of Mobile County, Alabama (case filed on March 20, 1997). Nationwide class certified and limited fund class action settlement preliminarily approved with respect to Liggett and Brooke Group on March 20, 1997.

         HANSEN, ET AL. V. THE AMERICAN TOBACCO COMPANY, ET AL., Case No. LR-C-96-881, USDC, Eastern District of Arkansas (case filed on April 4, 1997). This "addiction-as-injury" putative class action is brought on behalf of plaintiff and all similarly situated addicted smokers resident in Arkansas. Plaintiffs filed a motion for class certification on September 15, 1997, which motion remains pending.

         BROWN, ET AL. V. THE AMERICAN TOBACCO COMPANY, ET AL., Case No. 711400, Superior Court of San Diego, California (case filed on October 1, 1997). This personal injury class action is brought on behalf of plaintiff and all similarly situated injured smokers resident in California. No motion for class certification has been brought by plaintiff.

         FINELLI, ET AL. V. PHILIP MORRIS, ET AL., Case No. 96-04348, DC, Superior Court of District of Columbia. Liggett is named as a defendant in this putative class action, but has not been served.

         REED, ET AL. V. PHILIP MORRIS, ET AL., Case No. 96-05070, DC, Superior Court of District of Columbia (case filed on June 21, 1996). This
"addiction-as-injury" putative class action is brought on behalf of plaintiff and all similarly situated addicted smokers resident in the District of Columbia. On August 18, 1997, the court issued an order declining to certify the class.

         BROIN, ET AL. V. PHILIP MORRIS, ET AL., Case No. 91-49738 CA 22, FL, Circuit Court Dade County (case filed on October 31, 1991). This action brought on behalf of all flight attendants that have been injured by exposure to environmental tobacco smoke was certified as a class action on December 12, 1994. This case was settled with respect to all defendants on October 10, 1997, which settlement was finally approved by the court on February 2, 1998. A notice of appeal is currently pending.

       ENGLE, ET AL. V. R.J. REYNOLDS, ET AL., Case No. 94-08273 CA 20, FL, Circuit Court, Dade County (case filed on May 5, 1994). This personal injury class action is brought on behalf of plaintiff and all similarly situated injured smokers resident in Florida. The case was certified



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as a class action on October 31, 1994, and trial is expected to commence during the Summer, 1998.

         PETERSON, ET AL. V. THE AMERICAN TOBACCO COMPANY, ET AL., Case No. 97-0490-02, First Circuit Court, Honolulu, Hawaii (case filed on February 6,
1997). This "addiction-as-injury" putative class action is brought on behalf of plaintiff and all similarly situated addicted smokers resident in Hawaii.

         CLAY, ET AL. V. THE AMERICAN TOBACCO COMPANY, ET AL., Case No. 97-4167-JPG, USDC, Southern District of Illinois (case filed on May 22, 1997). This "addiction-as-injury" putative class action is brought on behalf of plaintiff and all similarly situated addicted smokers resident in 34 states. No motion for class certification has been brought by plaintiff.

         NORTON, ET AL. V. R.J. REYNOLDS, ET AL., Case No. 48-D01-9605-CP-0271, Superior Court, Madison County, Indiana (case filed on May 3, 1996). This personal injury class action is brought on behalf of plaintiff and all similarly situated injured smokers resident in Indiana. No motion for class certification has been brought by plaintiff.

         BRAMMER, ET AL. V. R.J. REYNOLDS, ET AL., Case No. 4-97-CV-10461, USDC, Southern District of Iowa, (case filed on June 30, 1997). This
"addiction-as-injury" putative class action is brought on behalf of plaintiff and all similarly situated addicted smokers resident in Iowa. To date, no motion for class certification has been filed by plaintiff.

         EMIG, ET AL. V. THE AMERICAN TOBACCO COMPANY, ET AL., Case No. 97-1121-MLB, USDC, District of Kansas (case filed on April 11, 1997). This "addiction-as-injury" putative class action is brought on behalf of plaintiff and all similarly situated addicted smokers resident in Kansas. Plaintiff's motion for class certification currently is pending.

         CASTANO, ET AL. V. THE AMERICAN TOBACCO COMPANY ET AL.,
Case No. 95-30725, USDC, Eastern District of Louisiana (case filed on March 29,
1994). This case was certified as a class action by the district could on February 17, 1995. This case was settled by Liggett and Brooke on March 12, 1996. The class was decertified by the Fifth Circuit in May 1996. Plaintiffs' motion for approval of the settlement was withdrawn on September 6, 1996.

         GRANIER, ET AL. V. THE AMERICAN TOBACCO COMPANY, ET AL., USDC, Eastern District of Louisiana (case filed on September 29, 1994). This case is currently stayed pursuant to a decision in Castano.

         YOUNG, ET AL. V. THE AMERICAN TOBACCO COMPANY, ET AL., Case No. 2:97-CV-03851, Civil District Court, Parish of Orleans, Louisiana (case filed on November 12, 1997). This personal injury class action is brought on behalf of plaintiff and all similarly situated injured smokers resident in Louisiana. No motion for class certification has been brought by plaintiff.

         RICHARDSON, ET AL. V. PHILIP MORRIS, ET AL., Case No.
96145050/CL212596, Circuit Court, Baltimore City, Maryland (case filed on May 29, 1996). This "addiction-as-injury" putative class action is brought on behalf of plaintiff and all similarly situated addicted smokers resident in Maryland. This class action was certified by the court on January 28, 1998.




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